UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008 (March 25, 2008)
Concho Resources Inc.
(Exact name of registrant as specified in its charters)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

550 West Texas Avenue, Suite 1300
Midland, Texas		79701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (432) 683-7443
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 25, 2008, the Board of Directors of Concho Resources Inc. (“Concho”) approved amendments to Article V, Sections 5.1, 5.2, 5.4 and 5.5 of Concho’s Amended and Restated Bylaws, effective immediately, to clarify that Concho’s capital stock may be represented by uncertificated shares, as well as certificated shares. The changes also allow the Board of Directors to direct the issuance of uncertificated shares of stock in replacement for previously issued shares of certificated stock. The changes to Article V of Concho’s Amended and Restated Bylaws are intended to permit the company to comply with new rules enacted by the New York Stock Exchange (“NYSE”). The new NYSE rules require all securities listed on the NYSE to be eligible for a “direct registration program” operated by a securities depository by March 31, 2008. A direct registration program enables investors to establish, either through the company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their position through the Depositary Trust Company. It also enables investors to have securities registered in their name without having a physical certificate issued.
The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Concho, as amended March 25, 2008, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: March 26, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Concho Resources Inc., as amended March 25, 2008